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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references to our firm and to the use of our reports effective September 30, 2000 and September 30, 2001, in the Cimarex Energy Co. Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission on or about March 17, 2003.

NETHERLAND, SEWELL & ASSOCIATES, INC.

Dallas, Texas
March 14, 2003

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  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS